N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
QS Global Dividend Fund

Item 77I(a) :Terms of new or
amended securities
In response to Sub-Items 77I(a),
the Registrant incorporates by
reference the supplement to the
fund's Prospectus, Summary
Prospectus and Statement of
Additional Information as filed
with the Securities and Exchange
Commission pursuant to Rule 497 of
the Securities Act of 1933 on March
3, 2016 (Accession No. 0001193125-
15-491471).  The Registrant  also
incorporates by reference Post-
Effective Amendment No. 351 to Form
N-1A filed on January 22, 2016
pursuant to Rule 485(b) of the
Securities Act of 1933 (Accession
No. 0001193125-16-435734).